UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 3, 2024
Date of Report (date of earliest event reported)

Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, NC 27703
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	ASXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note

On April 3, 2024, Asensus Surgical, Inc. (the “Company”) issued a promissory note in favor of KARL STORZ SE & Co. KG (“KARL STORZ”) in the principal amount of up to $20 million (the “Note”). The Note provides bridge funding for the Company as it pursues a potential transaction with KARL STORZ.

The Note is secured by a first priority security interest on all tangible and intangible assets of the Company and each of its direct and indirect subsidiaries. Each of its subsidiaries also serves as a guarantor under the Note. In addition, on April 3, 2024, each of the Company and its subsidiaries Asensus Surgical US, Inc., Asensus Surgical Europe S.à r.l. and Asensus Surgical Italia S.r.l. entered into an Intellectual Property Security Agreement as grantors to secure the obligations under the Note with a security interest in the U.S. patents held by such grantors (the “IP Security Agreement” and with the Note the “Loan Documents”).

The Note bears interest at a rate of SOFR plus 10%, compounded monthly on the outstanding principal, and accrues interest until paid.

On March 28, 2024, the Company agreed to and accepted a non-binding letter of intent (the “letter of intent”) from KARL STORZ to engage in diligence and negotiations regarding the terms of a proposed transaction. The letter of intent provides an exclusivity period that began on March 28, 2024, and extends for one week. KARL STORZ has the right to extend the exclusivity period in one-week increments, up to a total of ten weeks (the “Exclusivity Period”); provided that KARL STORZ makes the weekly payments under the Note described below. During the Exclusivity Period, the Company will not engage in negotiations for alternative transactions, KARL STORZ will be conducting diligence and the parties will be negotiating a definitive merger agreement. KARL STORZ has the right to elect not to extend the Exclusivity Period on a weekly basis.

Under the Note, KARL STORZ will make up to twelve advances as follows:

(i)       the first installment of $1,000,000 on the date the Note is executed;

(ii)      up to nine installments of $1,000,000 to be distributed with each one-week extension of the Exclusivity Period following the date of the Note;

(iii)     at the Company’s election, one installment of $5,000,000 on the date the Company and KARL STORZ execute a definitive merger agreement contemplated by the letter of intent; and

(iv)     at the Company’s election, the final installment of $5,000,000 on the one-month anniversary of the date of execution of the definitive merger agreement referred to above; provided, that, this installment is not available if the potential transaction has closed or been terminated prior to such date.

The Company’s obligations under the Note are guaranteed by all current and future subsidiaries of the Company and are secured by a security interest in all of the assets of the Company and its current and future subsidiaries, including a security interest in the intellectual property, including under the IP Security Agreement. The Note contains customary representations and covenants that, subject to certain exceptions, restrict the Company’s and its subsidiaries’ ability to do the following, among other things: declare dividends or redeem or repurchase equity interests; incur additional indebtedness and liens; make loans and investments; engage in mergers, acquisitions, and asset sales, leases or transfers other than in the ordinary course; transact with affiliates other than in the ordinary course; undergo a change in control; add or change business locations; and operate its business other than in the ordinary course.

The maturity date of the Note is the earliest of (i) the date that is thirty days after the Company ceases discussions with respect to the Proposed Transaction (as defined in the letter of intent) or determines not to proceed with the Proposed Transaction on the terms set forth in the letter of intent, (ii) the date that is sixty days after the lapse of the Exclusivity Period due to KARL STORZ’s election not to extend such period, (iii) the date that is thirty days after the Merger Documentation (as defined in the letter of intent) is terminated in connection with (A) any breach of the Merger Documentation (as defined in the letter of intent) by the Company, (B) a change of recommendation or failure to publicly reconfirm the Board of Director’s recommendation in favor of the Proposed Transaction under the Merger Documentation by the Board of Directors of the Company, or (C) the Company entering into an Alternative Transaction (as defined in the letter of intent), (iv) the date that is sixty days after the Merger Documentation (as defined in the letter of intent) is terminated under any other circumstances not set forth in the preceding subclause (iii), and (v) October 30, 2024.

The principal amount of the Note may be repaid, in whole but not in part, together with all accrued but unpaid interest, at the option of the Company. Otherwise, the principal amount, and any accrued but unpaid interest shall be due on the applicable maturity date. The Note also contains certain customary triggering events which would accelerate the payment of the Note. In the event the Note is prepaid prior to its maturity date, a triggering event occurs, or upon repayments upon maturity under clauses (i), (iii), (iv) or (v) of the immediately preceding paragraph, a prepayment premium equal to five percent of the then outstanding principal under the Note shall apply, in addition to repayment of outstanding principal and accrued but unpaid interest owed thereunder.

The foregoing is a summary of the Loan Documents and is qualified in its entirety by reference to the complete text of these documents, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.03	Material Modification to the Rights of Security Holders.

The Loan Agreement imposes restrictions on the Company’s ability to declare dividends without KARL STORZ’s prior written consent.

Item 8.01	Other Events.

A press release describing the letter of intent was issued by the Company and is filed as an exhibit to this Current Report on Form 8-K.

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Forward-Looking Statements

This Current Report on Form 8-K and its exhibits include statements relating to the Company, the Loan Documents and a description of the non-binding letter of intent. These statements and other statements regarding our future plans and goals include "forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and can typically be identified by words such as “potential,” “may,” and “plan” and similar expressions, as well as variations or negatives of these words. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include, but are not limited to, whether the potential transaction with KARL STORZ will occur; the results of the due diligence investigation by KARL STORZ; the possibility that KARL STORZ will terminate the exclusivity period; whether the parties will successfully negotiate and enter into a definitive merger agreement and, if so, whether it will be approved; the risk that the terms of the definitive agreement may not be as favorable to the Company’s stockholders as proposed in the letter of intent, including the purchase price; the timing of execution of such agreement; the availability and sufficiency for funding the Company’s near-term operations of up to $20 million available under the Note, if received; and whether the Company will be able to repay the Note if the proposed transaction does not lead to an approved transaction. Additional risks and uncertainties about the Company and its business are identified and discussed in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law. The information set forth herein speaks only as of the date hereof.

No Offer or Solicitation

This Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Information for Stockholders

The proposed transaction, if any, is subject to completion and execution of a definitive merger agreement, which will contain the full terms and conditions of the proposed transaction. Any such definitive merger agreement and the merger, if agreed upon, will be submitted to the Company’s stockholders for their approval. In connection with securing such stockholder approval, if and when solicited, the Company will file a proxy statement and other materials with the SEC. If a proxy statement is filed, after the proxy statement is cleared by the SEC, a definitive proxy statement will be mailed or made available to the Company’s stockholders. This Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

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INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS, IF ANY, THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. THIS FORM 8-K IS NOT A SOLICITATION TO STOCKHOLDERS TO APPROVE ANY TRANSACTION.

Participants in the Solicitation

If we solicit proxies for the proposed transaction, the Company and its directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company's directors and executive officers in the definitive proxy statement if and when it becomes available. These documents (if and when available) may be obtained by stockholders through the website maintained by the SEC at www.sec.gov. or without cost from the Company at www.asensus.com under the Investors tab.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note of Asensus Surgical, Inc., dated April 3, 2024

10.2
Intellectual Property Security Agreement, dated April 3, 2024, by and among Asensus Surgical, Inc., Asensus Surgical US, Inc., Asensus Surgical Europe S.à r.l., Asensus Surgical Italia S.r.l. and KARL STORZ SE & Co. KG

99.1	Press Release of Asensus Surgical, Inc. dated April 3, 2024

104	Cover Page Interactive Data File (formatted in inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: April 3, 2024	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer

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